Exhibit 10.1

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

December 21, 2010

Ms. Lita Nelsen

Massachusetts Institute of Technology

Technology Licensing Office, Room NE18-501

One Cambridge Center, Kendall Square

Cambridge, Massachusetts  02142

RE:                              Amended and Restated Exclusive Patent License Agreement

(M.I.T. License Agreement #4908236)

Dear Lita:

This letter is in reference to the Amended and Restated Exclusive Patent License Agreement by and between the Massachusetts Institute of Technology (“MIT”) and Momenta Pharmaceuticals, Inc. (“Momenta”) dated as of November 1, 2002, as amended (collectively, the “MIT-Momenta Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the MIT-Momenta Agreement.

As you know, Momenta entered into a Collaboration and License Agreement with Sandoz AG and Sandoz, Inc. (collectively, the “Sandoz Parties”) as of November 1, 2003 relating to the development and commercialization of enoxaparin (the “Enoxaparin Agreement”), a copy of which has been previously provided to MIT.

At the time of the Letter Agreement between Momenta and MIT dated August 10, 2006 (the “August 2006 Letter Agreement”), Momenta was using technology licensed under the MIT-Momenta Agreement to characterize our generic enoxaparin for the purpose of obtaining regulatory approval.  Thereafter, Momenta incorporated the technology of MIT Case Nos. [**] and [**] into release testing of unfractionated heparin used in the manufacture of generic enoxaparin.  Accordingly, MIT and Momenta hereby acknowledge that the enoxaparin product approved by the FDA in July 2010 constitutes a LICENSED PRODUCT.  The August 2006 Letter Agreement is hereby terminated and superseded by this Letter.

In recognition of the use of licensed MIT technology in the manufacture of generic enoxaparin, Momenta hereby agrees to pay MIT [**] percent ([**]%) of any Profit Interest or Royalty payments (or other revenue sharing in consideration for sales of generic enoxaparin that may be agreed upon between Momenta and Sandoz in the future) that it receives from the Sandoz Parties pursuant to the Enoxaparin Agreement.  Such payments shall be in lieu of any amounts

675 WEST KENDALL STREET               CAMBRIDGE, MA 02142               T: 617.491.9700               F: 617.621.0431               WWW.MOMENTAPHARMA.COM

otherwise payable under Sections 4.1 (c) and (d) of the MIT-Momenta Agreement with respect to the generic enoxaparin product and shall be made to MIT within sixty (60) days of the end of each REPORTING PERIOD and in accordance with Section 4.2 of the MIT-Momenta Agreement.

If the foregoing accurately sets forth our agreement, please indicate so by countersigning this letter in the space provided below.

Sincerely yours,

MOMENTA PHARMACEUTICALS, INC.

By:	/s/ Bruce A. Leicher
Bruce A. Leicher
Senior Vice President and General Counsel

AGREED:
MASSACHUSETTS INSTITUTE OF TECHNOLOGY

By:	/s/ Lita Nelsen
Lita L. Nelsen, Director
Technology Licensing Office

Date:	Dec 22, 2010